Exhibit 99.1

May 3, 2018 1Q 2018 Earnings Conference Call

2 Safe Harbor Statement This presentation includes “forward - looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward - looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward - looking statements include, without limitation, risks related to the following: q Increasing competition in the communications industry; and q A complex and uncertain regulatory environment. A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward - looking statements as a result of new information or future events or developments.

3 Use of Non - GAAP Financial Measures Included in this presentation are certain non - GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. Management believes these measures facilitate comparisons of our operating performance from period to period and comparisons of our operating performance to that of our peers and other companies by excluding certain differences. Shentel utilizes these financial performance measures to facilitate internal comparisons of our historical operating performance, which are used by management for business planning purposes, and also facilitates comparisons of our performance relative to that of our competitors. In addition, we believe these measures are widely used by investors and financial analysts as measures of our financial performance over time, and to compare our financial performance with that of other companies in our industry.

4 Chris French President and CEO

5 First Quarter 2018 Highlights ▪ Revenue ▪ $151.7 million in Q1'18 compared with $153.9 million in Q1'17 ▪ Includes a reduction of $4.1 million related to the adoption of Revenue Recognition, ASC Topic 606. ▪ Operating Income ▪ $14.3 million in Q1'18 compared with $10.7 million in Q1'17. ▪ Net Income ▪ $4.8 million in Q1'18 compared with $2.3 million in Q1'17. ▪ Adjusted OIBDA ▪ $68.7 million, representing a 45% Adjusted OIBDA margin.

6 Wireless Highlights PCS Customers (000s) ▪ Postpaid Customers ▪ Postpaid customer s increased 8.0% over Q1'17 ▪ Prepaid Customers ▪ Prepaid customers increased 16.5% over Q1'17 ▪ Adjusted OIBDA ▪ Decreas ed by $3.8 million, down 6.3% in Q1'18 vs Q1'17 (1) As of September 2017, The Company is no longer including Lifeline subscribers to be consistent with Sprint's policy. Historic al customer counts have been adjusted accordingly. (1)

7 Cable Highlights ▪ Continued Growth ▪ Operating revenues $31.7 million, growth of 9.3% over Q1 '17 ▪ Q1'18 Adjusted OIBDA $11.7 million, up 26.2% from Q1 '17 ▪ 133,439 RGUs at Q1'18, up 0.4% over Q1 '17 Cable Adjusted OIBDA (in millions) Cable RGUs

8 Fiber and Tower Highlights ▪ Wireline and Cable fiber lease revenues of $12.2 million , up 8.9% from Q1'17 ▪ 193 towers generated $2.0 million of OIBDA in Q1'18, an increase of 3.1% *Fiber Lease Revenue (in millions) Mobile Tower OIBDA ($ thousands) *Includes both Affiliate and Non - affiliate revenues (in thousands) Q1'18 Q1'17 Operating Income $ 1,454 $ 1,426 Deprec. and Amort. 520 478 Share Based Compensation — 10 Adjusted OIBDA $ 1,974 $ 1,914 $11.2

9 Jim Woodward SVP of Finance and CFO

10 Significant 2018 Events ▪ Revenue Recognition, ASC Topic 606 ▪ On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method. ▪ Expansion ▪ Signed Expansion Agreement on Feb. 1, 2018 with Sprint to expand our wireless service area to include certain areas in Kentucky, Pennsylvania, Virginia and West Virginia, effectively adding 1.1 million POPs and 54 thousand subscribers. ▪ Debt Amendment ▪ On February 16, 2018, we amended credit agreement to reduce interest rate by 0.5%, saving Company approximately $12 million over the term of the debt.

Consolidated Results - Understanding the impact from ASC 606 Revenue Recognition Standard (adopted January 1, 2018)

($ in thousands, except per share amounts)		Topic 606 Impact			
	Prior to Adoption of Topic 606	**Changes in Presentation (1)**	**Equipment Revenue (2)**	**Deferred Costs (3)**	**3/31/2018 As reported**
Service revenues and other	$ 153,812	$ (20,014)	$ —	$ 355	$ 134,153
Equipment revenues	2,059	—	15,520	—	17,579
Total operating revenues	**155,871**	**(20,014)**	**15,520**	**355**	**151,732**
Cost of services	49,199	—	—	143	49,342
Cost of goods sold	6,118	(5,833)	15,520	—	15,805
Selling, general & administrative	42,967	(14,181)	—	(36)	28,750
Depreciation and amortization	43,487	—	—	—	43,487
Total operating expenses	**141,771**	**(20,014)**	**15,520**	**107**	**137,384**
Operating income	**14,100**	**—**	**—**	**248**	**14,348**
Other income (expense)	(8,343)	—	—	—	(8,343)
Income tax expense	1,110	—	—	66	1,176
Net income	**$ 4,647**	**$ —**	**$ —**	**$ 182**	**$ 4,829**
Earnings per share					
Basic	$ 0.09				$ 0.10
Diluted	$ 0.09				$ 0.10
Weighted average shares o/s, basic	49,474				49,474
Weighted average shares o/s, diluted	50,024				50,024

The Company adopted ASU 2014-09, Revenue from Contracts with Customers ("Topic 606"), effective January 1, 2018, using the modified retrospective method.

1) Amounts payable to Sprint for the reimbursement of costs incurred by Sprint in their national sales channel for commissions and device costs, and to provide on-going support to their prepaid customers in our territory were historically recorded as expense when incurred. Under Topic 606, these amounts represent consideration payable to our customer, Sprint, and are recorded as a reduction of revenue. In 2017, these amounts were approximately $44.8 million for the national commissions , previously recorded in selling, general and administrative, $18.7 million for national device costs previously recorded in cost of goods and services, and $16.9 million for the on-going service to Sprint's prepaid customers, previously recorded in selling, general and administrative.

2) Costs incurred by the Company for the sale of devices under Sprint's device financing and lease programs were previously recorded against revenue. Under Topic 606, these device costs are reclassified to cost of goods and services. These amounts were approximately $63.8 million in 2017.

3) Amounts payable to Sprint for the reimbursement of costs incurred by Sprint in their national sales channel for commissions and device costs, which historically have been expensed when incurred, are deferred and amortized against revenue over the expected period of benefit of approximately 21 to 24 months. In Cable and Wireline, installation revenues are recognized over a shorter period of benefit. The deferred balance as of March 31, 2018 is approximately $52.9 million and is classified on the balance sheet as current and non-current assets, as applicable.

SHENTEL®

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Wireless Results - Understanding the impact from ASC 606 Revenue Recognition Standard (adopted January 1, 2018)

($ in thousands)			Topic 606 Impact - Wireless			
		Prior to Adoption of Topic 606	Changes in Presentation (1)	Equipment Revenue (2)	Deferred Costs (3)	3/31/2018 As reported
Service revenues and other	$	112,683	$ (20,014)	$ —	$ 355	$ 93,024
Equipment revenues		1,854	—	15,520	—	17,374
Total operating revenues		**114,537**	**(20,014)**	**15,520**	**355**	**110,398**
Cost of services		33,750	—	—	—	33,750
Cost of goods sold		6,040	(5,833)	15,520	—	15,727
Selling, general & administrative		26,316	(14,181)	—	—	12,135
Depreciation and amortization		33,925	—	—	—	33,925
Total operating expenses	**$**	**100,031**	**(20,014)**	**15,520**	**—**	**$ 95,537**
Operating income	**$**	**14,506**	**—**	**—**	**$ 355**	**$ 14,861**

The Company adopted ASU 2014-09, Revenue from Contracts with Customers ("Topic 606"), effective January 1, 2018, using the modified retrospective method.

1) Amounts payable to Sprint for the reimbursement of costs incurred by Sprint in their national sales channel for commissions and device costs, and to provide on-going support to their prepaid customers in our territory were historically recorded as expense when incurred. Under Topic 606, these amounts represent consideration payable to our customer, Sprint, and are recorded as a reduction of revenue. In 2017, these amounts were approximately $44.8 million for the national commissions , previously recorded in selling, general and administrative, $18.7 million for national device costs previously recorded in cost of goods and services, and $16.9 million for the on-going service to Sprint's prepaid customers, previously recorded in selling, general and administrative.

2) Costs incurred by the Company for the sale of devices under Sprint's device financing and lease programs were previously recorded against revenue. Under Topic 606, these device costs are reclassified to cost of goods and services. These amounts were approximately $63.8 million in 2017.

3) Amounts payable to Sprint for the reimbursement of costs incurred by Sprint in their national sales channel for commissions and device costs, which historically have been expensed when incurred, are deferred and amortized against revenue over the expected period of benefit of approximately 21 to 24 months. The deferred balance as of March 31, 2018 is approximately $43.2 million and is classified on the balance sheet as current and non-current assets, as applicable.

SHENTEL®

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13 Consolidated Results ($ in millions, except per share amounts) Three Months Ended: 3/31/18 3/31/17 Change ($) Change (%) Operating Revenues $ 151.7 $ 153.9 $ (2.2) (1)% Operating Expenses $ 137.4 $ 143.2 $ (5.8) (4)% Operating Income $ 14.3 $ 10.7 $ 3.6 34 % Net Income $ 4.8 $ 2.3 $ 2.5 109 % Earnings Per Share: Basic $ 0.10 $ 0.05 $ 0.05 100 % Diluted $ 0.10 $ 0.05 $ 0.05 100 % Consolidated Quarterly Results

14 Adjusted OIBDA - Quarterly Results Adjusted OIBDA ($ millions) For the Quarter Ended: 3/31/18 3/31/17 Change ($) Change (%) Operating income $ 14.3 $ 10.7 $ 3.6 34 % Deferral of costs due to Topic 606 (0.2) — (0.2) NA Plus depreciation and amortization 43.6 44.8 (1.2) (3)% Plus share based compensation 2.0 1.6 0.4 25 % Plus the benefit received from the waived management fee 9.0 9.2 (0.2) (2)% Plus amortization of intangibles netted in rent expense 0.1 0.2 (0.1) (50)% Plus temporary back office costs to support the billings operations through migration — 2.5 (2.5) NA Less actuarial gains on pension plans (0.1) — (0.1) NA Plus integration and acquisition related expenses — 4.5 (4.5) NA Adjusted OIBDA $ 68.7 $ 73.5 $ (4.8) (7)% Less waived management fee (9.1) (8.9) (0.2) (2)% Continuing OIBDA $ 59.6 $ 64.6 $ (5.0) (8)% Q1'18 one - time OIBDA impacts total ($2.5M) and include: ($1.0M) - special 401k contribution; ($1.0M) - Additional 2017 audit fees; and ($0.5M) - Property tax assessment changes.

15 Quarterly Results Adjusted OIBDA by Segment ($ millions) Wireless Cable Wireline Other Q1'18 Q1'17 Q1'18 Q1'17 Q1'18 Q1'17 Q1'18 Q1'17 Operating income $ 14.9 $ 9.1 $ 5.5 $ 3.1 $ 4.8 $ 5.1 $ (10.8) $ (6.7) Deferral of costs due to Topic 606 (0.4) — 0.1 — — — — — Plus depreciation and amortization 34.0 35.8 6.1 5.8 3.3 3.1 0.2 0.1 Plus share based compensation — 0.7 — 0.4 — 0.2 2.0 0.4 Plus the benefit received from the waived management fee 9.0 9.2 — — — — — — Plus amortization of intangibles netted in rent expense 0.1 0.3 — — — — — — Plus temporary back office costs to support the billings operations through migration — 2.5 — — — — — — Less actuarial gains on pension plans — — — — — — (0.1) — Plus integration and acquisition related expenses — 3.8 — — — — — 0.7 Adjusted OIBDA $ 57.6 $ 61.4 $ 11.7 $ 9.3 $ 8.1 $ 8.4 $ (8.7) $ (5.5) Percent Change (6)% 26% (3)% (58)% Adjusted OIBDA Margin* 52% 53% 37% 32% 41% 44 % NM NM *Adjusted OIBDA Margin represents Adjusted OIBDA divided by Operating Revenues. Q1'18 one - time expenses total ($2.5M), with ($0.5M) related to Wireless segment and ($2.0M) related to the Other segment.

16 Wireless Segment – Change in Adjusted OIBDA Q1'18 vs. Q1'17 ($ millions) 61.4 57.6 53% Adj OIBDA Margin 52% Adj OIBDA Margin 1.7 (0.4) (0.9) (1.2) (1.5) (1.5)

17 Cable Segment – Change in Adjusted OIBDA Q1'18 vs. Q1'17 ($ millions) 32% Adj OIBDA Margin 37% Adj OIBDA Margin

18 Capitalization - As of March 31, 2018 ($ millions) 3.9%* 4.0%* *Effective interest rate.

19 Earle MacKenzie EVP and COO

20 Wireless Network Expansion Effective February 1,2018

21 Wireless - Subscriber Growth (1) Prepaid totals in 2015, 2016, and 2017 were adjusted to exclude Lifeline subscribers. (2) Includes 19.1k postpaid and 6k prepaid customers acquired from Sprint on 4/6/17 (3) Includes 38.3k postpaid and 15.7k prepaid customers acquired from Sprint on 2/1/18

22 Wireless Subscriber Changes - Q1'18 - Year Over Year 717.2 214.8 19.1 6.0 15.7 13.7 250.2 774.9 0.3 38.3

23 Wireless - Postpaid Subscribers Net Change - Postpaid Gross Additions - Postpaid (1) (1) Excludes subscribers acquired via the 2/1/2018 Sprint Expansion. (1) (5,412) (79)

24 Wireless - Postpaid Statistics Postpaid ARPU* Postpaid Churn *ARPU represents Average Revenue Per Unit. See Appendix for reconciliation of Wireless segment operating revenues to Postpaid ARPU.

25 Wireless - Prepaid Subscribers Gross Additions - Prepaid Net Change - Prepaid (1) (1) Excludes subscribers acquired via the 2/1/2018 Sprint Expansion. (1)

26 Wireless - Prepaid Statistics Prepaid Churn Prepaid ARPU* *ARPU represents Average Revenue Per User. See Appendix for reconciliation of Wireless segment operating revenues to Prepaid ARPU.

27 Cable - RGU Growth by Quarter Customers 77,925 77,305 77,953 77,828 78,397 RGU's/Customer 1.70 1.71 1.71 1.71 1.70 ■ Video ■ Voice ■ High Speed Internet

28 Cable - Average Revenue Average Monthly Revenue per RGU Average Monthly Revenue per Customer

29 Key Operational Results – Cable (1) Homes Passed exclude cable operations in Shenandoah County, VA which are included in Wireline. Wireline includes approximately 16.5k homes passed, 5.0 video customers, and 2.1k cable modem customers. As of March 31, 2018 2017 Homes Passed (1) 184,975 184,819 Total Revenue Generating Units 133,439 132,846 Customer Relationships 78,397 77,925 RGUs per Customer Relationship 1.70 1.70 Video Revenue generating units 45,555 49,384 Penetration 24.6% 26.7 % Digital video penetration 75.8% 77.1 % High - speed Internet Available Homes 184,975 183,935 Revenue generating units 65,141 61,815 Penetration 35.2% 33.6 % Voice Available Homes 184,975 181,198 Revenue generating units 22,743 21,647 Penetration 12.3% 11.9%

30 Wireline - Key Operational Results ▪ Access line loss of 2.2% in past 12 months. ▪ Effective Q4’15, subscribers were offered a cable modem internet option up to 150 Mbps ▪ 4,912 video subscribers at 3/31/18 Access lines (000s) DSL & Cable Modem Customers (000s)

31 Wireline and Cable Fiber Sales ($ millions) Fiber Lease Revenue New External Fiber Lease Contracts * * Estimated amounts represent the first 10 years of expected contract value. Contract Terms range from 36 to 120 months.

32 Capital Expenditures Investing in the Future Capex Spending ($ millions) 52% Upgrades and Expansion of Acquired Territories 14% Network Maintenance 13% Success - Based 12% Network Capacity  9% Network Expansion 2018 Capex Budget:

33 Q&A

34 Appendix

35 Non - GAAP Financial Measures Billed Revenue per Prepaid & Postpaid Subscriber Calculation of Billed revenue per subscriber = (Gross billed revenue less discounts*1,000) / Average subscribers / 3 months 1Q 2018 1Q 2017 Postpaid net billings $ 93,290 $ 92,989 Plus: Adjustment for write - offs 5,336 5,681 Gross billed revenue less write - offs - postpaid 98,626 98,670 Average postpaid subscribers 760,631 719,612 Billed revenue per postpaid subscriber $ 43.22 $ 45.71 Prepaid net billings $ 26,341 $ 25,202 Average prepaid subscribers 239,075 209,625 Billed revenue per prepaid subscriber $ 36.73 $ 40.07 Dollars in thousands (except subscribers and revenue per subscriber)

36 Wireless - Network Statistics at March 31, 2018 Wireless Network Statistics Cell sites CDMA Base Stations (sites) 1,742 Sites with 2 nd LTE carrier 1,639 Sites with three carriers, including a 2 nd carrier @ 1900 MHz 441 Sites with 2.5 GHz LTE 403 Traffic % LTE traffic 97.7 % Data usage increase (Q over Q) 7.4 % Avg LTE speeds (Mbps) 7.7 Avg data usage per subscriber (GB) 10.1 Dropped call rate 0.30 % Blocked call rate 0.10%

37 Cable - Non - GAAP Financial Measure Average Revenue Q1 2018 Q1 2017 Service Revenue $ 28,471 $ 26,411 Fiber, FUSC, Pass - through & Other 1,944 1,252 Internal Revenue (1,031) (567) Video, Internet & Voice Revenue 29,384 27,096 Other miscellaneous revenue 2,327 1,917 Total Operating Revenue $ 31,711 $ 29,013 Average Subscribers Revenue Generating Units (RGUs) 132,865 132,419 Average Customer Relationships 77,893 77,538 Average Revenue Per User (ARPU) Revenue Generating Units (RGUs) $ 73.72 $ 68.21 Customer Relationships $ 125.75 $ 116.48 Dollars in thousands (except subscribers and revenue per subscriber) ARPU calculation = (Video, Internet & Voice Revenue * 1,000) / Average Subscribers / 3

38 Key Operational Results – Mobile Company Mobile Tower Revenue ($ millions) Towers and Leases 2.9